UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-k

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2015

HILLS BANCORPORATION
(Exact name of Registrant as specified in its charter)

Commission File Number 0-12668

Iowa	42-1208067
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employee Identification No.)

131 Main Street, Hills, Iowa 52235
(Address of principal executive office)

Registrant's telephone number, including area code: (319) 679-2291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 24, 2015, the Board of Directors of Hills Bancorporation approved an amendment (the “Amendment”) to the Company's Restated Articles of Incorporation (the “Articles”) pursuant to paragraph 4 of §1005 of the Iowa Business Corporation Act, Chapter 490, Code of Iowa, to increase the number of shares of stock that the Company is authorized to issue from 10,000,000 shares of common stock, no par value, to 20,000,000 shares of common stock, no par value. The Amendment was adopted by the Board in order to effect a two-for-one split of each issued and unissued authorized share of the Company’s common stock (the “Stock Split”). The Board of Directors determined that one additional share of common stock will be issued to shareholders of record as of the close of business on April 27, 2015 (the “Record Date”) for each share held thereby on the Record Date, which shares shall be paid on May 4, 2015.

Articles of Amendment to the Restated Articles of Incorporation were filed with the Iowa Secretary of State to effect the Amendment on April 8, 2015. The text of the Amendment is attached hereto as Exhibit 3.1.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The following are exhibits are furnished herewith:

Exhibit
Number        Exhibit Description

3.1	The text of the amendment to the Company’s Restated Articles of Incorporation

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLS BANCORPORATION

Date: April 9, 2015	/s/ Dwight O. Seegmiller
Dwight O. Seegmiller, Director, President and Chief Executive Officer